UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT #1 TO

FORM S-1

SEC FILE #: 333-252505

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WARPSPEED TAXI INC.

(Exact name of registrant as specified in its charter)

Wyoming	7372	85-3978107
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

WARPSPEED TAXI INC.

9436 W. Lake Mead Blvd., Ste. 5-53

Las Vegas NV 89134-8340

Telephone: 702-805-0632

Email: info@warpspeedtaxi.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents Inc.

30 North Gould Street, Suite R

Sheridan, Wyoming 82801

Telephone: 307-200-2803

Email address: reports@registeredagentsinc.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock	25,000,000	$0.02 per share	$500,000	$54.55

(1)	There is no current active market for the securities and the price at which the shares are being offered has been arbitrarily determined by us and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated October 18, 2021

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, dated October 18, 2021

PRELIMINARY PROSPECTUS

WARPSPEED TAXI INC.

UP TO 25,000,000 SHARES OF COMMON STOCK AT $0.02 PER SHARE

This is the initial offering of common stock of WarpSpeed Taxi Inc., a Wyoming corporation. We are offering for sale a total of up to 25,000,000 shares of common stock at a fixed price of $0.02 per share for aggregate net proceeds of up to $500,000, assuming that the entire offering is completed. There is no minimum number of shares that we must sell for the offering to proceed and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our directors, Mohammed Irfan Rafimiya Kazi and Kateryna Malenko, will attempt to sell the shares without the participation of an underwriter. This prospectus will permit our directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. We will pay all expenses incurred in this offering. In offering the securities on our behalf, Mr. Kazi and Ms. Malenko will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus.

The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to us to be used to fund our business development. Any funds raised from the offering will be immediately available to us for our immediate use.

We are considered an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

While our shares are quoted for trading under the symbol WRPT on the OTC Pink Sheets, there has been no active trading market for our securities and no guarantee that a public market will develop, and, if any market does develop, it may not be sustained.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

Page No.
Prospectus Summary	1
Risk Factors	4
Because we have not yet commenced business operations, we face a high risk of business failure.	4
We have yet to earn revenue and if we are unable to generate significant revenue from our operations, our business will fail.	4
If we continue to incur net losses, our business will fail	4
Without the funding from this offering, we will be unable to commence and implement our business plan.	4
We have limited business, sales, and marketing experience in our industry, we increases our risk of business failure.	5
We may not be able to compete effectively against our competitors.	5
The COVID-19 pandemic could adversely impact the demand for our ride hailing and food delivery service and increase the likelihood that our business fails.	5
Because we rely on our directors to conduct our operations, our business will likely fail if we lose their services.	5
If our business plan fails, we will dissolve and investors may not receive any portion of their investment back.	5
Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profitable operations in the future.	6
Because our parent company and ours directors own almost all of our outstanding common stock, they could make and control corporate decisions that may be disadvantageous to minority shareholders.	6
Because our assets and our directors are located in foreign countries, U.S. residents’ enforcement of legal process may be difficult.	6
We are an “emerging growth company” and we intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our common stock being less attractive to investors.	6
Because our directors have has other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations in the future, causing our business to fail.	7
The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15g-9, which established the definition of “penny stock”.	7
We are selling this offering without an underwriter and may be unable to sell any shares.	7
If an active market for our common stock does not develop, shareholders may be unable to sell their shares.	7
Because we are a reporting issuer under the Securities Act of 1934, we will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.	8
There is no minimum number of shares that must be sold in our offering and no assurance that the proceeds from the sale or shares will allow us to meet our goals.	8
We will likely issue additional shares of common stock that will result in dilution to existing shareholders and adversely impact the value of our shares.	8
Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.	8

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PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK. ALL FINANCIAL INFORMATION IS STATED IN UNITED STATES DOLLARS UNLESS OTHERWISE SPECIFIED. OUR FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPALS GENERALLY ACCEPTED IN THE UNITED STATES.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is neither an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

We were incorporated on November 18, 2020 under the laws of the state of Wyoming. We are a development stage company that is currently developing a ride-hailing and food delivery computer and mobile device application known as “WarpSpeedTaxi”. A ride-hailing service, also known as app-taxi, e-taxi, or a mobility service provider, is a service that, via websites and mobile apps, matches passengers with drivers of vehicles for hire that are not licensed taxi drivers. The computer application that we are developing is intended to provide travelers with convenient door-to-door transport that leverages smart mobility platforms to connect drivers with passengers and lets drivers use their personal vehicles. Ride-hailing, like a traditional taxi service, facilitates drivers providing rides to customers for a fee. However, ride-hailing offers additional capabilities, such as efficient pricing tools, matching platforms, rating systems, and food delivery. We anticipate that we will need to spend an additional $10,000 in order to complete the computer application.

From our inception on November 18, 2020 until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by parent company and our directors, and the acquisition of the WarpSpeed Taxi computer application. We received our initial funding through the sale of our shares of common stock.

As a development-stage company, we have not realized any revenues to date and our accumulated deficit as of July 31, 2021 is $20,165. To date, we have raised proceeds through the sale of our common stock. Proceeds from these sales will be used to fund this offering and for working capital. Our independent auditor has issued an audit opinion with respect to our financial statements for the period ended July 31, 2021, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Our principal offices are located at 9436 W. Lake Mead Blvd., Ste. 5-53, Las Vegas NV 89134-8340. Our telephone number is 702-805-0632 and our email address is info@warpspeedtaxi.com.

In order to complete the development of our computer application, we will require approximately an additional $10,000. From the date that we secure this financing, we anticipate that we will be able to launch the application in the United States and commence offering ride-hailing services within 12 months. However, this assumes that we do not encounter any delays in testing our application. We will also require additional funding in order to expand our business operations.

Investors must be aware that we do not have sufficient capital to independently finance our own plans. We have no plans, arrangements or contingencies in place in the event that we cease operations, in which case investors would likely lose their entire investment.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our directors will be solely responsible for selling shares under this offering and no commission will be paid to them on any sales.

While our common stock is quoted under symbol WRPT on the OTC Pink Sheets, there is no established, active trading market for our shares and no guarantee that one will develop.

The Offering:

Securities offered:	Up to 25,000,000 shares of our common stock, par value $0.0001 per share, less 1,040,000 that we have sold to date pursuant to this offering.

Offering price:	$0.02

Duration of offering:	The 25,000,000 shares of common stock are being offered for a period of 180 days.

Net proceeds to us:	$500,000, assuming the maximum number of shares sold. Such $500,000 in gross proceeds does not account for the offering expenses in this offering. See the section entitled “Use of Proceeds” for further information.

Market for the common shares:	While our shares are quoted for trading under the symbol WRPT on the OTC Pink Sheets, there has been no active trading market for our securities and no guarantee that a public market will develop, and, if any market does develop, it may not be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	242,040,000

Shares outstanding after offering:	266,000,000, assuming the entire offering is sold.

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Use of Proceeds	See “Use of Proceeds” and the other information in this prospectus.

Summary Financial Information

Balance Sheet

July 31, 2021
(audited)
Cash	$17,194
Total Assets	$356,328
Total Liabilities	$(331,593)
Total Stockholders’ Equity	$24,735

Statement of Loss and Deficit

From November 18, 2020 to July 31, 2021 (audited)

Revenue	$0
Net Loss	$(20,165)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE

We have not yet commenced offering ride-hailing services through our computer application and are still in the process of developing the application for use. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on November 18, 2020 and to date have been involved primarily in organizational activities. We have not earned any revenues as of the date of this prospectus and do not anticipate earning revenue until after the completion of our intended offering, of which there is no guarantee. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in the design, testing, rollout, and marketing of new computer applications.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and there is no guarantee that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE YET TO EARN REVENUE AND IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUE FROM OUR OPERATIONS, OUR BUSINESS WILL FAIL

We have not generated any revenue from inception on November 18, 2020 to the date of this prospectus. If we are unable to generate revenue from operations we will not be able to achieve profitability or to continue operations.

IF WE CONTINUE TO INCUR NET LOSSES, OUR BUSINESS WILL FAIL

From our incorporation and inception on November 18, 2020 until July 31, 2021, we incurred cumulative net losses of $20,165. We expect to incur losses in the foreseeable future as our business develops. Unless we are able to generate profit from our business operations within a reasonable time, our business will fail.

WITHOUT THE FUNDING FROM THIS OFFERING, WE WILL BE UNABLE TO BEGIN TO COMMENCE AND IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations. We will need the funds from this offering to complete the development of our WarpSpeed Taxi computer application. As of July 31, 2021, we had cash in the amount of $17,194 and liabilities of $331,593. We currently do not have any operations that generate revenue and we have no income. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus.

The proceeds of this offering may not be sufficient for us to achieve profitable operations. We need additional funds to achieve a sustainable commission level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $178,055 to conduct our proposed operations for a period of one year, which will cover costs relating to the completion and testing of our computer application, the launch of our website, and anticipated administrative and regulatory expenses. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding, we may utilize funds from our directors or third party lenders. We do not have any arrangements in place for such loans. After one year, we may need additional financing. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we fail to raise at least $178,055 from the offering, we would be forced to scale back or abort completely our plan of operation. If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE HAVE LIMITED BUSINESS, SALES, AND MARKETING EXPERIENCE IN OUR INDUSTRY, WHICH INCREASES OUR RISK OF BUSINESS FAILURE.

We have recently started our operations and have yet to generate revenues. While we have plans for marketing, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan to launch our WarpSpeed Taxi ride-hailing application will gain wide acceptance in its target market or that we will be able to effectively market our services. Additionally, we are a newly-formed, start-up company with limited prior experience in our industry. We are entirely dependent on the services of our President, Mohammed Irfan Rafimiya Kazi, who has experience in computer application software design to ensure that our WarpSpeedTaxi application is suitable to compete in the current ride-hailing business landscape.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

The ride-hailing and food delivery business sector is extremely competitive. The sector includes large, established corporations such as Uber, Lyft, Door Dash, and Grub Hub that enjoy established market shares and brand recognition with consumers. Our competitors will have greater financial resources and may be able to withstand price competition and attract customers and drivers better than we will. We also expect to face competition from new market entrants. We may be unable to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

THE COVID-19 PANDEMIC COULD ADVERSELY IMPACT THE DEMAND FOR OUR RIDE HAILING AND FOOD DELIVERY SERVICES AND INCREASE THE LIKELIHOOD THAT OUR BUSINESS FAILS.

The COVID-19 pandemic has negatively impacted the global economy, disrupted consumer spending and global supply chains, and created significant volatility and disruption of financial markets. The extent of the impact of the COVID-19 pandemic, including our ability to execute our business strategies as planned, will depend on future developments, including the duration and severity of the pandemic, which are highly uncertain and cannot be predicted. In response to the outbreak, national, state, and local governments have introduced various measures and recommendations in order to limit the spread of the pandemic, including travel and border restrictions, quarantines, self-isolation, and social distancing. The continued prevalence of COVID-19 nationally and globally could have an adverse impact on our business, operations, and financial results. The related disruptions that we may experience include a decrease in demand for ride hailing services due to customers wanting to avoid potential exposure to our drivers, increased unwillingness of drivers to risk interacting with customers in the confined environment of motor vehicles, restrictions on our drivers’ ability to access certain areas due to imposed restrictions, and restrictions that we must impose on drivers and customers in order to ensure their safety.

The COVID-19 pandemic could also adversely affect our liquidity and ability to access the capital markets. Uncertainty regarding the duration of the COVID-19 pandemic may adversely impact our ability to raise additional capital. The extent of the impact of COVID-19 on our business and financial results will also depend on future developments, including the duration and spread of the pandemic and different COVID variants, the implementation or recurrence of shelter in place or similar orders in the future, its impact on the financial markets in which we operate, new information that may emerge concerning the severity of the virus, and the related impact on consumer travel and demand for delivery services. This uncertainty could increase the likelihood that our business fails.

BECAUSE WE RELY ON OUR DIRECTORS TO CONDUCT OUR OPERATIONS, OUR BUSINESS WILL LIKELY FAIL IF WE LOSE THEIR SERVICES.

We depend on the services of our President, CEO and director, Mohammed Irfan Rafimiya Kazi, and our CFO, Secretary, and director, Kateryna Malenko, for the future success of our business. We rely upon Mr. Kazi’s software development experience in overseeing the development of the WarpSpeedTaxi application and will rely on Ms. Malenko’s experience in online business marketing in overseeing the marketing efforts of our computer application. The loss of the services of either director could result in the failure of our business. We do not have a management agreement or any other similar arrangement with either director whereby he or she provides services. The loss of the services of either director could have an adverse effect on our business, financial condition, and results of operations.

IF OUR BUSINESS PLAN FAILS, WE WILL DISSOLVE AND INVESTORS MAY NOT RECEIVE ANY PORTION OF THEIR INVESTMENT BACK

If we are unable to realize profitable operations, our business will eventually fail. In such circumstances, it is likely that we will dissolve and, depending on our remaining assets at the time of dissolution, we may not be able to return any funds back to investors.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE

We have incurred losses since our inception resulting in an accumulated deficit of $20,165 as of July 31, 2021. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  We will require additional funds in order to develop our business. At this time, we cannot assure investors that we will be able to obtain financing.

Our independent registered public accountant has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in our shares is suitable.

BECAUSE OUR PARENT COMPANY AND OUR DIRECTORS OWN ALMOST ALL OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS

Our parent company, Cyber Apps World, Inc., and one of our directors, Kateryna Malenko, own 241,000,000 of our outstanding shares of our common stock, which represents 99.6% of all our issued shares. Because Ms. Malenko is a director of Cyber Apps World, Inc., she will have significant control over how Cyber Apps World, Inc. votes the shares of our company that it owns. Even if we are able to complete our entire offering of 25,000,000 shares of common stock, Cyber Apps World, Inc. and Ms. Malenko will still collectively own 90.6% of our issued stock at the completion of the offering. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of Ms. Malenko may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR ASSETS AND OUR DIRECTORS AND OFFICERS ARE LOCATED IN FOREIGN COUNTRIES, U.S. RESIDENTS’ ENFORCEMENT OF LEGAL PROCESS MAY BE DIFFICULT.

Mr. Kazi, our President, CEO, and director, resides in India where our WarpSpeed Taxi computer application is being developed using independent contractors that also reside there. In addition, our CFO, Secretary, and director, Ms. Malenko, resides in the Ukraine. Accordingly, service of process upon us, or upon individuals related to us, may be difficult or impossible to obtain within the United States. As well, any judgment obtained in the United States against us may not be collectible within the United States.

WE ARE AN “EMERGING GROWTH COMPANY” AND WE INTEND TO TAKE ADVANTAGE OF REDUCED DISCLOSURE AND GOVERNANCE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES, WHICH COULD RESULT IN OUR COMMON STOCK BEING LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As well, our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies. Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

BECAUSE OUR DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS IN THE FUTURE, CAUSING OUR BUSINESS TO FAIL

Our President, CEO, and a director, Mohammed Irfan Rafimiya Kazi, and our CFO, Secretary, and a director, Kateryna Malenko are involved in other business endeavors. Both Mr. Kazi and Ms. Malenko act as directors and officers of Cyber Apps World, Inc., our parent company, and devote significant time to its business affairs, as well as our own. While both directors presently possess adequate time to attend to our interests, it is possible that the time demands on them from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9, WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our directors, who will receive no commissions. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to operate our business.

IF AN ACTIVE MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

While our shares are quoted for trading on the OTC Pink Sheets, there is currently no active trading market for our common stock and we can provide no assurance that an active market will develop. If no active market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

BECAUSE WE ARE A REPORTING ISSUER UNDER THE SECURITIES EXCHANGE ACT OF 1934, WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE, WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

As a reporting issuer, we are be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel has to review and assist in the preparation of such reports. Although we believe that the approximately $7,500 that we have estimated for reporting issuer costs and $5,000 for associated legal fees should be sufficient for the 12-month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD IN OUR OFFERING AND NO ASSURANCE THAT THE PROCEEDS FROM THE SALE OF SHARE WILL ALLOW US TO MEET OUR GOALS.

We are selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the shares through our directors who will not be separately compensated for their efforts. Even if we only raise a nominal amount of money, we will not refund any funds collected from you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all shares in this offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover, if less than all of the shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly, you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

WE WILL LIKELY ISSUE ADDITIONAL SHARES OF COMMON STOCK THAT WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS AND ADVERSELY IMPACT THE VALUE OF OUR SHARES.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 500,000,000 shares of common stock, of which 242,040,000 shares of common stock are currently issued and outstanding, and an additional 23,960,000 shares are issuable if we complete our intended offering in its entirely. Our directors have the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences, and privileges of such shares without the required consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of their shares.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 25,000,000 shares is being made on a self-underwritten basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25% (i.e., $125,000), 50% (i.e., $250,000), 75% (i.e., $375,000), and 100% (i.e., $500,000) of the securities we are offering for sale. There is no assurance that we will raise the full $500,000 as anticipated.

	25% of offering	50% of offering	75% of offering	Maximum Offering
Costs associated with this offering	$13,055	$13,055	$13,055	$13,055
Cost associated with being a reporting issuer	$7,500	$7,500	$7,500	$7,500
Legal fees	$5,000	$5,000	$5,000	$5,000
Transfer agent costs	$2,500	$2,500	$2,500	$2,500
WarpSpeed Taxi computer application completion	$10,000	$10,000	$10,000	$10,000
Payment to vendor on delivery of prototype	$40,000	$40,000	$40,000	$40,000
Application launch and marketing	$46,945	$50,000	$50,000	$50,000
Computer equipment and customer service training	$0	$50,000	$50,000	$50,000
General working capital	$0	$96,945	$221,945	$346,945
TOTAL	$125,000	$250,000	$375,000	$500,000

The above use of proceeds relates to anticipated expenditures for the 12-month period following the completion of this offering. The expenditures are categorized by significant area of activity. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to us. Please see a detailed description of the use of proceeds in the “Plan of Operations” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

We arbitrarily determined the price of the 25,000,000 shares being offered pursuant to this prospectus. The price of $0.02 per share does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand, the amount of money we would need to implement our business plan, and our estimation of the price at which we would be able to sell our stock, which is not based on any criteria of value. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering of 25,000,000 shares is fixed at $0.02 per share, which is the price purchasers of the shares must pay. This price is significantly different than the price paid by our parent company, Cyber Apps World Inc., and our directors for their common stock. We issued 141,000,000 shares of common stock at a price per share of $0.0001 to Cyber Apps World Inc. and 100,000,000 shares of common stock to one of our directors at a price of $0.0001 per share. They collectively paid a total of $24,100 for their 241,000,000 shares. We then sold 1,040,000 shares of our common stock to 36 shareholders pursuant to our registration statement on Form S-1.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of July 31, 2021, the net tangible book value of our shares of common stock was ($279,399), consisting of $52,194 in tangible assets less $331,593 in total liabilities. The following table illustrates the dilution that purchasers of our common stock in the offering will face if all shares are sold:

Dilution to Purchasers of Shares in This Offering
Percent of Offering Completed	25%	50%	75%	100%
Net Tangible Book Value Per Share Before Offering	$0.00115	$0.00115	$0.00115	$0.00115
Net Tangible Book Value Per Share After the Offering[1]	($0.00081)	($0.00031)	$0.00016	$0.00051
Net Increase to Original Shareholders	($0.00071)	($0.00021)	$0.00006	$0.00041
Decrease in Investment to New Shareholders	$0.02081	$0.02031	$0.01984	$0.01949
Dilution to New Shareholders	104.1%	101.6%	99.2%	97.5%

1 Our net tangible book value after the offering is comprised of our current book value of ($279,399), plus the net proceeds of the offering (i.e., the amount we raise less offering expenses of $13,055). If we complete our entire offering, we will have 266,000,000 shares of common stock issued and outstanding. If we only complete 75%, 50%, or 25% of our offering, we will have 259,750,000, 253,500,000, or 247,250,000 shares of common stock issued and outstanding respectively.

SELLING SHAREHOLDERS

None

PLAN OF DISTRIBUTION

We have 242,040,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 25,000,000 shares of its common stock for sale at the price of $0.02 per share, of which it has sold 1,040,000 to date. In connection with our selling efforts in the offering, our directors, Mohammed Irfan Rafimiya Kazi and Kateryna Malenko, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Kazi and Ms. Malenko are not subject to any statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act.  Mr. Kazi and Ms. Malenko will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither Mr. Kazi nor Ms. Malenko is, or has been within the past 12 months, a broker or dealer, or an associated person of a broker or dealer. At the end of the offering, our directors will continue to primarily perform substantial duties for us or on our behalf other than in connection with transactions in securities. Our directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 25,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering.

Our shares may be sold to purchasers from time to time directly by and subject to our discretion. Further, we will not offer our shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from us and/or the purchasers of the shares for whom they may act as agents. The shares of our common stock that we sell may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 180 days.

PENNY STOCK RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

MARKET INFORMATION

Our shares are quoted for trading on the OTC Pink Sheets under the symbol WRPT. However, there have not been any trades through the facilities of the OTC Pink Sheets since our shares commenced being quoted. A shareholder in all likelihood will not be able to resell his or her securities should he or she desire to do so when eligible for public resales until an active market develops. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

DESCRIPTION OF SECURITIES TO BE REGISTERED

GENERAL

Our authorized capital stock consists of 500,000,000 shares of common stock, with $0.0001 par value per share. As of the date of this prospectus, there were 242,040,000 shares of our common stock issued and outstanding that is held by three stockholders of record.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

PREEMPTIVE RIGHTS

No holder of any of our shares has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

STOCK OPTIONS GRANTS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Fuller Law Practice has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Jack Shama, CPA, MA to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

BUSINESS OVERVIEW

We intend to complete the development of and operate a ride-hailing and food delivery computer and mobile device application known as “WarpSpeedTaxi”. A ride-hailing service, also known as app-taxi, e-taxi, or a mobility service provider, is a service that, via websites and mobile apps, matches passengers with drivers of vehicles for hire that are not licensed taxi drivers. The computer application that we are developing is intended to provide travelers with convenient door-to-door transport that leverages smart mobility platforms to connect drivers with passengers and lets drivers use their personal vehicles. Ride-hailing, like a traditional taxi service, facilitates drivers providing rides to customers for a fee. However, ride-hailing offers additional capabilities, such as efficient pricing tools, matching platforms, rating systems, and food delivery.

We acquired the WarpSpeedTaxi application in its current phase of development from a private Wyoming corporation for total consideration of $300,000 payable in stages. Our acquisition of the application includes a 100% interest in all software comprising the application, as well as the corresponding website domain, content, and all incorporated technology. We will jointly own the operational data and databases relating to the application with the vendor. However, the vendor is not permitted to use the data for any purpose that competes directly or indirectly with our use and operation of the application for ride-hailing and food delivery.

To date, we have paid the vendor $10,000. We owe the vendor an additional $40,000 upon its delivery of a working prototype of the application to us, which development we will fund. We anticipate that we will need to spend an additional $10,000 in order to complete the computer application. We have also issued the vendor a promissory note for the balance of the purchase price of $250,000, which is due upon demand provided that the vendor cannot demand payment of the note until after December 31, 2023. The note bears simple interest at a rate of 5% per year. There is no penalty if we decide to pay the note at any time prior to December 31, 2023.

We anticipate that our WarpSpeedTaxi application will allow customers to hire a standard and luxury motor vehicles via a smartphone or personal computer for both one-way and round-trips with the price based on the distance travelled and the current level of demand for vehicles. In addition to transporting passengers, the application may also be used for deliveries of goods from restaurants, grocery stores, and other businesses that typically utilize local vehicle courier services.

Customers will use the application to request a ride or the delivery of goods. Drivers that we recruit and approve, through confirmation of no criminal record, a clean driving history, and access to a suitable insured vehicle, will act as independent contractors and set their own work hours. They will connect with customers via our application, pick up customers or goods to be delivered in accordance with the customer’s request, and then drive the customers or goods to their destination. Customers will pay for the transportation through the application by way of credit card. Drivers will receive payments for each ride or delivery they complete via a weekly direct deposit to their bank accounts.

When a customer uses the WarpSpeedTaxi application for ride-hailing, we will charge the customer a flat fee of approximately $2.00 for each ride plus an amount for each mile that the customer travels. The amount for each mile will vary depending on the city in which the customer is located. It will be higher in more densely populated cities where traffic moves relatively slowly and lower in less densely population cities will less traffic congestion. Additionally, we will charge customers an additional premium during busy times when customer demand exceeds the number of available drivers. This increase in pricing is intended to incentivize drivers to work during peak demand times since they will receive greater compensation. In order to encourage drivers to work as independent contractors for us, we will initially retain 15% of all revenue that a customer pays for a ride with the remaining 85% compensating the driver for his or her time and vehicle expenses. Drivers will also retain 100% of all tips that customers provide them. Over time, when we have established a market for our services, we may adjust this percentage so that we retain a greater percentage of revenue.

When a restaurant uses the food delivery service feature of our WarpSpeedTaxi application, we will charge restaurants between 5% and 15% of their order revenue, subject to a set minimum amount, depending on the amount of business that we receive from delivery orders of their food through our application. From these proceeds, we will pay our drivers a base fee for deliveries that depend on the distance that they must travel to pick up the food and deliver it to the customer. In addition, the driver will retain any tips that the customer provides.

Impact of COVID-19 Pandemic

The COVID-19 pandemic is likely to impact our ability to conduct our business as planned. Our ability to successfully develop our business is subject to uncertainties surrounding the duration and severity of the pandemic, including the efficacy and availability of vaccines, the effectiveness of vaccines on limiting or eliminating the spread of the COVID-19 virus including current virus variants and those that may emerge in the future.

While the demand for food delivery services has increased since the beginning of the pandemic, the demand for ride hailing has decreased. Two of the largest competitors in the sector, Uber and Lyft, have reported that their ridership has dropped by between 70% and 80% during the pandemic and have suffered large losses as a result despite the increase in food delivery services. We cannot predict whether these trends will continue and what impact they may have on our ability to generate revenue and eventually enjoy profitable operations.

The continued prevalence of COVID-19 nationally and globally could have an adverse impact on our business, operations, and financial results. The related disruptions that we may experience include a decrease in demand for ride hailing services due to customers wanting to avoid potential exposure to our drivers, increased unwillingness of drivers to risk interacting with customers in the confined environment of motor vehicles, restrictions on our drivers’ ability to access certain areas due to imposed restrictions, and restrictions that we must impose on drivers and customers in order to ensure their safety.

The COVID-19 pandemic could also adversely affect our liquidity and ability to access the capital markets. Uncertainty regarding the duration of the COVID-19 pandemic may adversely impact our ability to raise additional capital. The extent of the impact of COVID-19 on our business and financial results will also depend on future developments, including the duration and spread of the pandemic and different COVID variants, the implementation or recurrence of shelter in place or similar orders in the future, its impact on the financial markets in which we operate, new information that may emerge concerning the severity of the virus, and the related impact on consumer travel and demand for delivery services. This uncertainty could increase the likelihood that our business fails.

Market Opportunity

According to Statista (2020), the global ride hailing and taxi market is projected to reach almost $260 billion in 2021 with 1.47 billion registered users, with an expected annual growth of 18.8% from 2020 to 2025, resulting in a projected market value of about $386 billion by 2025. User penetration is 19.3% in 2020 and is expected to hit 20.8% by 2025.

A number of factors contribute to driving the growth of the ride-hailing market:

Increasing Smartphone and Internet Penetration: As ride sharing is an internet-enabled service, internet connectivity is the basic requirement for availing ride sharing services in any part of the world. The users are required to download an application on their smartphone and use data services to access the app and other navigation and information services related to it. Internet connectivity is also needed for navigation, telematics, and vehicle-to-vehicle communication. According to the International Telecommunication Union, approximately 81% of the population in developed countries uses the internet. On the other hand, 40% of individuals in developing countries have access to the internet through that rate is increasing rapidly.

On-demand transportation services: On-demand transportation services are characterized by flexible routing and ad-hoc scheduling of private vehicles offering personal transport experiences to the general public by picking up or dropping off passengers or goods at locations of the customer’s choice. On-demand ride-hailing services ensure that customers can accurately locate the vehicles, track their journey, and offer safety to the occupants. The proliferation of such services across countries is expected to significantly drive market growth.

Increase in Cost of Vehicle Ownership: The cost of owning a personal vehicle has increased with rising fuel prices over time and an increase in finance, insurance, and vehicle registration costs. Maintenance costs, which include the repair of parts and accessories and labor charges, have also increased and added to the overall cost of vehicle ownership. Also, with the introduction of strict emission norms, vehicles need better, advanced, and costly after treatment devices. These factors have increased the cost of vehicle ownership, which in turn has increased the popularity of ride sharing services.

Lower rate of car ownership among millennials: Due to vehicle ownership costs and personal preferences, the rate of vehicle ownership among millennials and subsequent generations reaching the legal driving age is low compared to older generations. The millennials are choosing practical, smartphone accessible transport options that are simple, flexible, and comparatively inexpensive. Thus, it is anticipated that successive generations that reach the legal driving age will opt for ride hailing options given their assessment of costs and their relative familiarity with using smartphone-based applications.

We plan to commence our ride-hailing operations in the United States. Due to a large number of market vendors based in the U.S., the country hosts most of the major innovators and investors in the sector. The United States is one of the early adopters of the business model, which provides consumer familiarity with the services we intend to offer. North America accounted for a global ride-hailing market share of more than 35% in terms of revenue in 2018. This is attributed to the fact that most ride-hailing companies operating in the industry were incorporated in U.S. High demand for public transportation in cities like New York, Chicago, San Francisco, and Seattle, is contributing to market growth.

The overall size of the ride hailing and ride sharing market in North America is growing with 36% of U.S. adults using the service in 2018 compared to 15% in 2015. According to Accenture, nearly two-thirds (63%) of the US car owners who use ride-hailing services say that they would consider giving up their vehicles over the next decade in favor of ride-hailing. Based on a survey of more than 1,000 US consumers, Accenture found that consumer satisfaction with ride-hailing companies is very high, at 92%, and that the vast majority (93%) of the respondents expect to maintain or increase their spending on ride-hailing services. Ride-hailing usage has increased across most demographic groups, but adoption figures continue to vary by age, educational attainment, and income level. For example, roughly half of Americans ages 18 to 29 (51%) say they have used a ride-hailing service, compared with 24% of those ages 50 and older. Those whose annual household income is $75,000 or more are roughly twice as likely as those earning less than $30,000 to have used these services. Subject to the successful launch of our WarpSpeedTaxi app in the United States, we intend to expand our operations to other markets, including Europe, Canada, and Australia.

EMERGING GROWTH COMPANY STATUS

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1.	on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2.	on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3.	on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4.	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1.	it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer’s most recently completed second fiscal quarter;

2.	It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3.	It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1.	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.	Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.	Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.	Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.	The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected under this section of the JOBS Act to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

COMPETITION

There is intense competition between traditional taxi companies and ride-hailing services. Companies providing ride-hailing services are transitioning from providing traditional taxi services to additional services, such as ride sharing and food and consumer goods delivery, in order to expand the overall market for transportation services.

The ride-hailing market is quite fragmented as there is high competition in the market among major players. Since this market is expanding, new entrants are emerging as well. We will compete with other ride-hailing companies, including Uber, Lyft, Door Dash, and Grubhub that are well-established in North America. In other markets where we may wish to expand, there are also well-established regional companies, such as DiDi (China), Ola (India), Grab (southeast Asia), Bolt (Europe, Africa, and the Middle East), and Cabify (South America). These companies generally have greater financial and technical resources, industry expertise, and managerial capabilities than we do. Most of our competitors benefit from established brand awareness with current and prospective customers.

We believe that industry competition for customers is primarily based on brand recognition, marketing, price, and quality of service. We hope to be able to compete effectively based on these factors though we primarily hope to develop a niche market by providing lower commission charges to restaurants that agree to utilize our food delivery services and by developing underexplored markets, such as businesses that use local courier services for non-food deliveries and rely on traditional vehicle courier companies.

PLAN OF OPERATIONS

Our plan of operations over the 12-month period following successful completion of our offering is to complete the development of our WarpSpeedTaxi application, launch the application in conjunction with a marketing campaign, acquire computer equipment necessary to provide customer service support, and train customer service staff.

We anticipate achieving the following specific business milestones in the 12 months following the completion of our offering:

1.	For a period of six months from the date of completion of the offering, our president, Mohammed Irfan Rafimiya Kazi, who is a computer application developer, will work with the vendor of the WarpSpeedTaxi application and independent software development contractors located in India in order to complete the application of a working prototype. We anticipate that the cost of this development will be $10,000. In addition, once a working prototype is completed, we are required under our agreement with the vendor to pay it $40,000.

2.	Following the completion of a working prototype of the WarpSpeedTaxi application, our president and independent software development contractors located in India will test the application for commercial use. We expect that this testing will take approximately two months (i.e., eight months from the completion of this offering). The cost of testing the application is included in the $10,000 estimate of the costs involved in completing the application.

3.	Upon the successful testing of the WarpSpeedTaxi application and the completion of any required modifications to the application software, we will prepare to launch the application for public consumer use and also market our services in the United States via our website. We anticipate that the cost of the launch and marketing will be $50,000. Our president, Mr. Kazi, working with independent computer software developers, will be responsible for organizing the launch of the application. Our secretary and director, Kateryna Malenko, who works as an online marketing manager, will oversee the marketing of our application through our website. We anticipate that the preparation for the launch of the application and our marketing will take approximately four months (i.e., twelve months from the completion of this offering).

4.	Concurrently with the preparation to launch the WarpSpeedTaxi application and to market our application, we will acquire office space, computer equipment, and train customer service staff in order to provide customer and driver support for our application. Mr. Kazi will be responsible for these tasks and will retain staff in India for customer service support. We anticipate that the cost of acquiring office space and computer equipment, as well as training customer service staff will cost approximately $50,000. We anticipate that this process will take approximately four months (i.e., twelve months from the completion of this offering).

We intend to fund the above-noted expenses from the proceeds of our offering.

COMPLIANCE WITH GOVERNMENT REGULATIONS

We will be subject to a wide variety of laws and regulations in the United States and other jurisdictions. These laws, regulations, and standards govern issues such as worker classification, labor and employment, anti-discrimination, payments, worker confidentiality obligations, product liability, environmental protection, personal injury, text messaging, subscription services, intellectual property, consumer protection and warnings, marketing, taxation, privacy, data security, competition, unionizing and collective action, arbitration agreements and class action waiver provisions, terms of service, mobile application and website accessibility, money transmittal, and background checks. The sale and delivery of goods through our platform is also subject to laws, regulations, and standards that govern food safety, alcohol, tobacco, pharmaceuticals and controlled substances, hazardous substances, and the interstate and intrastate transport of goods. These regulations are often complex and subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state, and local administrative agencies.

Other proposed changes to laws and regulations related to our industry include a proposed rule under consideration by the New York State Liquor Authority that would limit fees that can be charged by food delivery facilitation services and proposed legislation in California and other states that would require third-party grocery services to maintain minimum liability insurance.

We will also be subject to general business regulations and laws as well as federal and state regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet, e-commerce or other online services, and increase the cost of providing online services. These regulations and laws may cover taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales, use and other taxes, libel and personal privacy apply to the Internet and e-commerce. Unfavorable resolution of these issues may harm our business and results of operations.

We anticipate that a significant amount of our operations will be conducted in India due to relative low labor costs. There are no governmental regulations specifically relating to services that we intend to provide within India. Foreign corporations, such as us, are authorized to conduct business in India; however, they are required to comply with domestic business laws and regulations, including those relating to occupational health and safety, and minimum wage requirements. We do not anticipate that these regulations will have a significant adverse impact on our operations or cause us to incur significant expenses related to compliance.

EMPLOYEES

We have no employees as of the date of this prospectus. We have retained independent contractors to complete the development of our WarpSpeedTaxi application.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARK

We do not own, either legally or beneficially, any patents or trademarks.

DESCRIPTION OF PROPERTY

We do not own any interest in real property.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

LEGAL PROCEEDINGS

We are currently not party to any legal proceedings. Our address for service of process in the United States is 30 North Gould Street, Suite R, Sheridan, Wyoming 82801.

MARKET OF COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

While our shares are quoted for trading on the OTC Pink Sheets, there is no active public market for our common stock. There have not been any trades of our securities through the facilities of the OTC Pink Sheets. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of an active public market for our stock will make it difficult to sell your shares. If, in the future, a market does exist for our securities, it is likely to be highly illiquid and sporadic.

STOCKHOLDERS OF OUR COMMON STOCK

As of the date of this registration statement, we have three registered shareholders.

FUTURE SALES BY EXISTING STOCKHOLDERS

RULE 144 SHARES

A total of 241,000,000 shares of common stock were issued to our parent company and our two directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our affiliate stockholders shall be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company’s common stock then outstanding; or

2.	the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

PLAN OF OPERATIONS

Our plan of operations over the 12-month period following successful completion of our offering is to complete the development of our WarpSpeedTaxi application, launch the application in conjunction with a marketing campaign, acquire computer equipment necessary to provide customer service support, and train customer service staff.

We anticipate achieving the following specific business milestones in the 12 months following the completion of our offering:

1.	For a period of six months from the date of completion of the offering, our president, Mohammed Irfan Rafimiya Kazi, who is a computer application developer, will work with the vendor of the WarpSpeedTaxi application and independent software development contractors located in India in order to complete the application of a working prototype. We anticipate that the cost of this development will be $10,000. In addition, once a working prototype is completed, we are required under our agreement with the vendor to pay it $40,000.

2.	Following the completion of a working prototype of the WarpSpeedTaxi application, our president and independent software development contractors located in India will test the application for commercial use. We expect that this testing will take approximately two months (i.e., eight months from the completion of this offering). The cost of testing the application is included in the $10,000 estimate of the costs involved in completing the application.

3.	Upon the successful testing of the WarpSpeedTaxi application and the completion of any required modifications to the application software, we will prepare to launch the application for public consumer use and also market our services in the United States via our website. We anticipate that the cost of the launch and marketing will be $50,000. Our president, Mr. Kazi, working with independent computer software developers, will be responsible for organizing the launch of the application. Our secretary and director, Kateryna Malenko, who works as an online marketing manager, will oversee the marketing of our application through our website. We anticipate that the preparation for the launch of the application and our marketing will take approximately four months (i.e., twelve months from the completion of this offering).

4.	Concurrently with the preparation to launch the WarpSpeedTaxi application and to market our application, we will acquire office space, computer equipment, and train customer service staff in order to provide customer and driver support for our application. Mr. Kazi will be responsible for these tasks and will retain staff in India for customer service support. We anticipate that the cost of acquiring office space and computer equipment, as well as training customer service staff will cost approximately $50,000. We anticipate that this process will take approximately four months (i.e., twelve months from the completion of this offering).

We intend to fund the above-noted expenses from the proceeds of our offering.

RESULTS OF OPERATIONS FROM INCEPTION TO JULY 31, 2021

We did not earn any revenues from our incorporation on November 18, 2020 to July 31, 2021.

We incurred operating expenses in the amount of $20,165 for the period from our inception on November 18, 2020 to July 31, 2021.

We have not attained profitable operations and are dependent upon obtaining financing to pursue our business plan of developing and launching our WarpSpeedTaxi computer application. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

LIQUIDITY AND CAPITAL RESOURCES

At July 31, 2021, we had a cash balance of $17,194 and liabilities totaling $331,593. Our expenditures over the next 12 months are expected to be approximately $178,055 including the costs associated with this offering.

We do not have sufficient current cash to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission or to fund our plan of operation. We must raise a minimum of $178,055 to complete our plan of operation for the next 12 months. We anticipate our costs of being a reporting company to be approximately $7,500 annually in connection with our public filings that will have to be made with the SEC on a quarterly basis, which is included in the estimated plan of operations costs. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operation. In the absence of such financing, our business will fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception. As of July 31, 2021, we had accumulated losses of $20,165. Our independent auditor included an explanatory paragraph in his report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

CHANGES AND DISAGREEMENT WITH ACCOUNTANTS

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

REPORTS TO SECURITY HOLDERS

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form S-1 is declared effective.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors, their ages, and their positions as of the date of this prospectus are as follows:

Name of Executive Officer and/or Director	Age	Position
Mohammed Irfan Rafimiya Kazi	43	President, C.E.O., C.F.O., and director
Kateryna Malenko	30	Secretary and director

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Mohammed Irfan Rafimiya Kazi has acted as our President, C.E.O., C.F.O., and a director since our inception in November 2020. He also has acted as President, CEO, C.F.O., and as a director of our parent company, Cyber Apps World Inc., since March 10, 2020. Cyber Apps World Inc. is involved in the development of mobile applications for commercial and consumer use, and is currently developing a consumer product price comparison website. From January 2012 to February 2020, Mr. Kazi acted as a website developer and technical manager for various companies, including Nuclear Power Corporation of India, E-Digix Technologies Pvt. Ltd., and Virtual Height IT Services Pvt. Ltd., all of which are based in India. He earned a Bachelor of Computer Application degree from Farah Institute of Computer Science in Hyderabad in 2003.

Kateryna Malenko has acted as our Secretary and a director since our inception in November 2020. She has also acted as Secretary and a director of our parent company, Cyber Apps World Inc. since November 2, 2018. She has been self-employed as an independent sales and business development consultant involved in online marketing since 2011. In June 2011, Ms. Malenko graduated from Kharkiv Business Academy with a Bachelor’s Degree in Business Administration. After graduation, she took an additional course in programming and website development at Kiev State Polytechnical University in 2015 and 2016. In 2011, Ms. Malenko worked as a junior business consultant at MMS Group LTD in Kiev, Ukraine and then a project manager for the same company.

Mr. Kazi and Ms. Malenko have not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Mr. Kazi and Ms. Malenko have not been convicted in any criminal proceeding nor is he subject of any currently pending criminal proceeding.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the State of Wyoming statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members, Mohammed Irfan Rafimiya Kazi and Kateryna Malenko, who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members, has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES

We have no employees. We retain independent contractors to work on the development of the WarpSpeedTaxi application.

AUDIT COMMITTEE AND CONFLICT OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since we are an early start-up company and have only two directors, and to date, such directors has been performing the functions of such committees. Thus, there is a potential conflict of interest in that directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION TABLE

Since inception, we have not paid any compensation to our officers or directors. The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on November 18, 2020 to July 31, 2021 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mohammed Irfan Rafimiya Kazi President, CEO, CFO, and a director	2021	None	None	None	None	None	None	None	None

Kateryna Malenko Secretary and a director	2021	None	None	None	None	None	None	None	None

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

STOCK OPTION GRANTS

We have not granted any stock options to our executive officers since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Mr. Kazi or Ms. Malenko. We do not pay them any amount for acting as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no any pending or anticipated arrangements that may cause a change in control. The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.

		Amount of	Percent	Percent
Title of	Name and address	beneficial	Of Class	Of Class
Class	of beneficial owner	ownership	Before Offering	After Offering[1]

Common	Mohammed Irfan Rafimiya Kazi	Nil	0.0%	0.0%
Stock	President, C.E.O., C.F.O. and director
	9436 W. Lake Mead Blvd., Ste. 5-53
	Las Vegas, NV 89134-8340

Common	Kateryna Malenko	100,000,000	41.3%	37.6%
Stock	Secretary and director	shares
	9436 W. Lake Mead Blvd., Ste. 5-53
	Las Vegas, NV 89134-8340

Common	Cyber Apps World Inc.[1]	141,000,000	58.3%	53.0%
Stock	9436 W. Lake Mead Blvd., Ste. 5-53	shares
	Las Vegas, NV 89134-8340

Common	All Officers and Directors	241,000,000	99.6%	90.6%
Stock	as a group that consists of two persons	shares

1 The percent of class held after the offering assumes that the entire offering of 25,000,000 shares of common stock is sold, of which 1,040,000 shares have been sold to date, and that the officers and directors do not purchase any portion of the offering.

2 Cyber Apps World Inc. is a reporting issuer that trades on the OTC Markets. Mr. Kazi and Ms. Malenko are the sole directors and officers of Cyber Apps World, Inc. and collectively have authority to vote our shares that Cyber Apps World Inc. owns. Accordingly, we have included the shares that Cyber Apps World, Inc. owns in the calculation of the number of shares that the officers and directors collectively own.

The percent of class is based on 242,0140,000 shares of common stock that is currently issued and outstanding and 266,000,000 shares of common stock that will be issued and outstanding if the entire offering is sold.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 27, 2021, we offered and sold 100,000,000 shares of common stock to Kateryna Malenko who acts as one of our directors and officers. We sold these shares to Ms. Malenko at a price of $0.0001 per share for aggregate proceeds of $10,000.

Our board of directors consists of Mohammed Irfan Rafimiya Kazi and Kateryna Malenko. They are not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

Other than as discussed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or is in any presently proposed transaction that has or will materially affect us:

●	Any of our directors or officers;

●	Any person proposed as a nominee for election as a director;

●	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

●	Our sole promoters, Mohammed Irfan Rafimiya Kazi and Kateryna Malenko;

●	Any relative or spouse of any of the foregoing persons who has the same house as such person;

●	Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the 2017 Wyoming Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

FINANCIAL STATEMENTS

JACK SHAMA, CPA, MA

1498 East 32nd Street

Brooklyn, NY 11234

631-318-0351

To the shareholders and the board of directors of Warpspeed Taxi Inc..

Report of Independent Registered Public Accounting Firm.

Opinion on the financial statements.

I have audited the accompanying balance sheet of Warpspeed Taxi Inc and the related statements of income, stockholders equity and cash flow for the period November 18, 2020 - July 31, 2021. In my opinion based on my audit the financial statements present fairly in all material respects the financial position of the company as of July 31, 2021 and the results of its operations and its cash flows for the year then ended in conformity with principles generally accepted in the United States of America.

These financial statements are the responsibility of the company’s management. My responsibility is to express an opinion on the financial statements based on my audit. I am a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the company in accordance with the US federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

I conducted my audit in accordance with the standards of the PCAOB. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. My audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. I believe my audit provides a reasonable basis for my opinion.

/s/ Jack Shama

Jack Shama, CPA

August 27, 2021

I have served as the company’s auditor since January 2021.

WARPSPEED TAXI INC.

AUDITED BALANCE SHEET

July 31, 2021

ASSETS

Current assets:
Cash	$17,194
Prepayment & Deposit	35,000
Total current assets	52,194
Fixed assets:
Software	304,134
Total Fixed assets	304,134
Total assets	356,328

LIABILITIES & STOCKHOLDER’S EQUITY

LIABILITIES
Current liabilities:
Accounts payable and accrued liabilities	81,593
Total current liabilities	81,593

Long term liabilities:
Notes payable	250,000
Total long term liabilities	250,000

Total Liabilities	331,593

STOCKHOLDER’S EQUITY

Common stock: $0.0001 par value, 500,000,000 authorized, 242,040,000 issued and outstanding as of July 31, 2021	44,900
Accumulated Other Comprehensive Income	-
Deficit accumulated	(20,165)
Total stockholder’s equity	24,735

Total liabilities and stockholder’s equity	356,328

(The accompanying notes are an integral part of these audited financial statements)

WARPSPEED TAXI INC.

AUDITED STATEMENT OF COMPREHENSIVE LOSS

For the Year Ended July 31, 2021 $
Expenses
General and administrative	20,165
Net Loss	(20,165)

Total Comprehensive Loss	(20,165)

Net loss per share – basic and diluted	(0.00)

Weighted average shares outstanding – basic and diluted	242,040,000

(The accompanying notes are an integral part of these audited financial statements)

WARPSPEED TAXI INC.

AUDITED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Year Ended July 31, 2021

	Common Stock		Additional Paid in	Accumulated
	Number	Par Value	Capital	Deficit	Total
		$	$	$	$
Opening Balance as if November 18, 2020	-	-	-	-	-
Common Stock issued for Cash	242,040,000	24,204	20,696		44,900
Other Comprehensive Income	-	-	-	-	-
Net Loss	-	-	-	(20,165)	(20,165)
Closing Balance as if 31st July 2021	242,040,000	24,204	20,696	(20,165)	24,735

(The accompanying notes are an integral part of these audited financial statements)

WARPSPEED TAXI INC.

AUDITED STATEMENT OF CASH FLOWS

For the Year Ended July 31, 2021 $
Cash flows from operating activities
Net loss for the period	$(20,165)
Change in operating assets and liabilities
Prepayments & deposits	(35,000)
Accounts payable and accrued liabilities	81,593
Notes payable	250,000
Net cash used in operating activities	276,428
Cash flows from investing activities
Intangible assets	(300,000)
Software development	(4,134)
Net cash used in investing activities	(304,134)
Cash flows from financing activities
Common stock	44,900
Net cash used in financing activities	44,900

Change in cash	17,194

Cash – beginning of period	-

Cash – end of period	17,194

Supplemental cash flow disclosures

Cash paid For:
Interest	-
Income tax	-

(The accompanying notes are an integral part of these audited financial statements)

WARPSPEED TAX INC

NOTES TO THE AUDITED FINANCIAL STATEMENTS

For the year ending on July 31, 2021

1. NATURE AND CONTINUANCE OF OPERATIONS

WarpSpeed Taxi Inc. (the “Company”) was incorporated in the state of Wyoming on November 18, 2020 (“Inception”). The Company is a development stage company that is currently developing a ride-hailing and food delivery computer and mobile device application known as “WarpSpeed Taxi”. The Company’s fiscal year-end is July ``31.

The Company entered into an asset purchase agreement to acquire the WarpSpeed Taxi computer and mobile device application in its current state of development for a cash payment of $10,000, an additional payment of $40,000 upon delivery of a working prototype of the application, plus the issuance of a promissory note for $250,000 that is payable on demand any time after December 31, 2023. The note bears simple interest at a rate of 5% per annum and is unsecured. The Company may pay this note early without penalty. The Company must pay the vendor an additional $40,000 upon the vendor’s delivery of a working prototype of the application.

2. GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit of $(20,165) as of July 31, 2021 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. In order to remain in business, the Company will need to raise capital in the next twelve months. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and proceeds from its public offering. The Company has no written or verbal commitments from stockholders, director or officer to provide the Company with any form of cash advances, loans or other sources of liquidity to meet its working capital needs. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has selected July 31 as its year-end. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of its financial position and the results of operations for the period presented have been reflected herein.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains cash and cash equivalent balances at one financial institution that is insured by the FDIC. As of July 31, 2021, the Company had $17,194 in cash.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. This accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	Defined as observable inputs such as quoted prices in active markets;
Level 2:	Defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;
Level 3:	Defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company has adopted FASB ASC 825, Financial Instruments, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Comprehensive Loss

The Company adopted FASB ASC 220, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Comprehensive income consists of net income and other gains and losses affecting stockholders’ equity that are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. Since inception, the Company’s other comprehensive income represents foreign currency translation adjustments.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” (“ASC-605”), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to July 31, 2021, the Company has generated no revenue.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Because the Company assumes that the reported amounts of assets and liabilities will be recovered and settled, respectively, a difference between the tax basis of an asset or a liability and its reported amount in the balance sheet will result in a taxable or a deductible amount in some future years when the related liabilities are settled or the reported amounts of the assets are recovered, which gives rise to a deferred tax asset. The Company must then assess the likelihood that the deferred tax assets will be recovered from future taxable income and to the extent the Company believes that recovery is not likely, the Company must establish a valuation allowance.

The Company has adopted FASB guidance on accounting for uncertainty in income taxes which provides a consolidated financial statement recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance also extends to de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and income tax disclosures.

Basic and Diluted Loss per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from November 18, 2020 (inception) through July 31, 2021 there were no potentially dilutive debt or equity instruments issued or outstanding.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Recently Adopted and Recently Enacted Accounting Pronouncements

The Company adopts new pronouncements relating to accounting principles generally accepted in the United States of America applicable to the Company as they are issued, which may be in advance of their effective date.

Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. The amendment is effective for public entities for fiscal years beginning after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the public entities for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. The amendment is effective for public entities for fiscal years beginning after December 15, 2016. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

4. INTANGIBLE ASSETS

Intangible assets with a finite life are recorded at cost and are amortized on a straight-line basis over estimated useful lives. Intangible assets with an indefinite life are not amortized and are assessed annually for impairment, or more frequently if indicators of impairment arise. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis.

The Company capitalizes certain internal-use software development costs, consisting primarily of contractor costs and employee salaries and benefits allocated to the software. Capitalization of costs incurred in connection with internally developed software commences when both the preliminary project stage is completed and management has authorized further funding for the project, based on a determination that it is probable the project will be completed and used to perform the function intended. Capitalization of costs ceases no later than the point at which the project is substantially complete and ready for its intended use. All other costs are expensed as incurred. Amortization is calculated on a straight-line basis over five years. Costs incurred for enhancements that are expected to result in additional functionalities are capitalized.

As of July 31, 2021, the Company has recorded intangible assets related to software of $300,000. Upon completion, the software will have an estimated useful life of three years.

5. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 500,000,000 shares with a par value of $0.0001 per share.

During the period ended July 31, 2021, the Company issued 242,040,000 shares of common stock for total cash proceeds of $44,900.

On July 31, 2021, there were no issued and outstanding stock options or warrants.

6. RELATED PARTY TRANSACTIONS

In the period ended July 31, 2021, the Company received $10,250 from a company affiliated with the Company. This advance is unsecured, non-interest bearing, and has no fixed terms of repayment.

7. INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of July 31, 2021, the Company had net operating loss carry forwards of approximately $1,150 that may be available to reduce future years’ taxable income in varying amounts through 2040. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of July 31, 2021.  All tax years since inception remains open for examination by taxing authorities.

8. SUBSEQUENT EVENTS

There are no subsequent events.

Part II

Information Not Required In The Prospectus

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company

SEC Registration Fee	$55
Auditor Fees and Expenses	1,000
Legal Fees and Expenses	10,000
EDGAR/Printing Expenses	1,000
Transfer Agent Fees	1,000
TOTAL	$13,055

All amounts are estimates, other than the SEC’s registration fee.

ITEM 14.	INDEMNIFICATION OF DIRECTOR AND OFFICERS

Our officers and directors are indemnified as provided by the 2017 Wyoming Statute and our bylaws.

Under the 2017 Wyoming Statute, a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:

1.	(A) The director conducted himself in good faith; and

(B) He reasonably believed that his conduct was in or at least not opposed to the corporation’s best interests; and

(C) In the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful; or

2.	The director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by Wyoming Statute 17-16-202(b)(v).

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Wyoming law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Wyoming law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling WarpSpeed Taxi Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On December 30, 2020, pursuant to the terms of a stock subscription agreement, we issued 141,000,000 shares of common stock to Cyber Apps World Inc., our parent company, at a purchase price of $0.0001 per share, for aggregate proceeds of $14,100.

On January 27, 2020, pursuant to the terms of a stock subscription agreement, we issued 100,000,000 shares of our common stock to Kateryna Malenko at a purchase price of $0.0001 per share, for aggregate proceeds of $10,000.

Exemption

We issued the above-noted shares pursuant to Section 4(2) of the Securities Act of 1933. We were able to rely upon this exemption since this issuance does not constitute a public offering of our shares.

In connection with this issuance, Cyber Apps World Inc. and Ms. Malenko were provided with access to all material aspects of our company, including the business, management, offering details, risk factors and financial statements. They also represented to us that they were each acquiring the shares as principal for their own accounts with investment intent. They also each represented that they were sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

ITEM 16.	EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Legal Opinion with Consent**
10.1	Asset Purchase Agreement*
23.1	Consent of Certified Public Accountant
99.1	Subscription Agreement*

* filed as an exhibit to our registration statement on Form S-1 dated January 28, 2021.

** filed as an exhibit to our registration statement on Form S-1 dated February 24, 2021.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.	Paragraphs (a) (1) (i) and (a) (1) (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ahmedabad, India, on October 18, 2021.

WARPSPEED TAXI INC.

By:	/s/ Mohammed Irfan Rafimiya Kazi
Mohammed Irgan Rafimiya Kazi
President and director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

By:	/s/ Kateryna Malenko
Kateryna Malenko
Secretary and director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

WARPSPEED TAXI INC.

By:	/s/ Mohammed Irfan Rafimiya Kazi
Mohammed Irfan Rafimiya Kazi
President and director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

By:	/s/ Kateryna Malenko
Secretary and director

Dated: October 18, 2021